Exhibit 11.1


                      FAIR, ISAAC AND COMPANY, INCOPORATED

                        COMPUTATION OF EARNINGS PER SHARE

                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                      6 months                                 3 months
                                                             3/31/96            3/31/95               3/31/96              3/31/95
Primary Earnings Per Share:

Weighted Average Common Shares
     Outstanding                                              12,343               12,206               12,357               12,226

Shares Issuable Upon Exercise of Stock
     Options                                                     715                  760                  704                  690

Less Shares Assumed to be Repurchased                           (268)                (270)                (258)                (210)
                                                            --------             --------             --------             --------

Weighted Average Common Shares,
     as Adjusted                                              12,790               12,696               12,803               12,706
                                                            ========             ========             ========             ========

Net Income                                                  $  7,897             $  5,750             $  4,373             $  2,928
                                                            ========             ========             ========             ========

Primary Earnings Per Share                                  $   0.62             $   0.45             $   0.34             $   0.23
                                                            ========             ========             ========             ========


Fully Diluted Earnings Per Share:

Weighted Average Common Shares
     Oustanding                                               12,343               12,206               12,357               12,226

Shares Issuable Upon Exercise of Stock
     Options                                                     731                  760                  722                  690

Less Shares Assumed to be Repurchased                           (224)                (240)                (231)                (158)
                                                            --------             --------             --------             --------

Weighted Average Common Shares,
     as Adjusted                                              12,850               12,726               12,848               12,758
                                                            ========             ========             ========             ========

Net Income                                                  $  7,897             $  5,750             $  4,373             $  2,928
                                                            ========             ========             ========             ========

Fully Diluted Earnings Per Share                            $   0.61             $   0.45             $   0.34             $   0.23
                                                            ========             ========             ========             ========



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